Exhibit 99.1

THE HOWARD HUGHES CORPORATION® ANNOUNCES EXPIRATION OF COMMON STOCK TRANSFERABILITY RESTRICTIONS

 Shareholder Rights Plan Remains in Place to Protect Certain Tax Attributes

DALLAS (November 13, 2013) - The Howard Hughes Corporation (NYSE: HHC) (the “Company”) announced today that the restrictions (the “Restrictions”) imposed by the Amended and Restated Certificate of Incorporation of the Company on the direct or indirect transferability of the Company’s equity securities expired on their terms on November 10, 2013.  The Restrictions were adopted to preserve the value of certain of the Company’s deferred tax assets generated by net operating losses and other tax attributes by reducing the likelihood of an “ownership change,” as defined in Section 382 of the Internal Revenue Code (an “Ownership Change”).  Generally, an Ownership Change would occur if the percentage of the Company’s stock owned by one or more “five percent stockholders” increased by more than fifty percentage points at any time during the prior three-year period.  An Ownership Change could substantially limit the Company’s ability to use its operating losses and other deferred tax assets.  The Restrictions provided that, subject to certain restrictions, until the earlier of such time that the Company’s Board of Directors determined that it is no longer in the Company’s best interests to continue to impose the Restrictions or November 10, 2013 (a) no person or entity may acquire or accumulate 4.99% or more of the Company’s common stock or any other class of the Company’s equity (as determined under tax law principles governing the application of Section 382 of the Internal Revenue Code), and (b) no person owning directly or indirectly (as determined under such tax law principles) 4.99% or more of the Company’s equity securities as of November 9, 2010 may acquire additional equity securities of the Company.

In order to better protect the value of certain of the Company’s deferred tax assets generated by net operating losses and other tax attributes, the Company adopted a shareholder rights plan on February 27, 2012.  This shareholder rights plan generally would prevent any person from acquiring 4.99% or more of the Company’s outstanding shares of common stock without the approval of the Company’s Board of Directors and, thus prevent an Ownership Change from occurring without board approval.  This shareholder rights plan will remain in effect until the earlier of: (i) March 14, 2015; (ii) the time at which the rights thereunder are redeemed or exchanged; (iii) the effective time of the repeal of Section 382 of the Internal Revenue Code or any successor statute if the Company’s Board of Directors determines that the shareholder rights plan is no longer necessary for the preservation of the Company’s deferred tax assets generated by the net operating losses and other tax attributes; and (iv) the first day of the taxable year of the Company to which the Company’s Board of Directors determines that the deferred tax assets generated by the net operating losses and other tax attributes may not be carried forward.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Our properties include master planned communities, operating properties, development opportunities and other unique assets spanning 16 states from New York to Hawai’i. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC and is headquartered in Dallas, TX. For additional information about HHC, visit www.howardhughes.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize”, “plan,” “intend,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

Contact

Caryn Kboudi

The Howard Hughes Corporation

caryn.kboudi@howardhughes.com

214-741-7744